Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement (No. 333-202461) on Form N-2 of Freedom Capital Corporation (the Company) of our report dated March 18, 2016, relating to our audit of the financial statements, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the captions "Selected Financial Data" and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ RSM US LLP

Richmond, Virginia

March 28, 2016